Exhibit 99.1

SEEBEYOND ANNOUNCES FIRST QUARTER 2004 FINANCIAL RESULTS

MONROVIA, Calif., April 20, 2004 — SeeBeyond (Nasdaq: SBYN), provider of the world’s first fully integrated platform for the development and deployment of composite applications, today reported final results for the period ended March 31, 2004.

Total revenue for the first quarter ended March 31, 2004 was $34.4 million compared to $35.8 million in the first quarter of the prior year. License revenue for the first quarter 2004 was $10.9 million compared to $13.0 million for the prior year’s first quarter. SeeBeyond’s international business generated 51% of total revenue for the first quarter 2004.

Net loss calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) for the quarter ended March 31, 2004, was $5.8 million, or $(0.07) per share compared to a net loss of $6.1 million, or $(0.07) per share in the prior year’s first quarter.

SeeBeyond ended the first quarter 2004 with total cash and cash equivalents of $73.8 million and DSO of 64 days.

“While our results for the first quarter were disappointing, we are confident that these results are in no way reflective of the ultimate promise, nor the future opportunity of the SeeBeyond ICAN Suite 5.0,” said Carv Moore, President and COO of SeeBeyond. “Our short-term focus entails a continuous ramp of the new North American sales force as well as accelerated promotion of ICAN 5.0 in driving competitive advantage for our customers.”

First Quarter 2004 Highlights:

•                  SeeBeyond closed 54 customer transactions in the quarter, bringing its total customer base to approximately 1,900 — the largest installed base in the pure-play integration space. With key wins across key verticals including financial services and insurance, healthcare and manufacturing, the following customers represent new and existing business in the quarter: Banca IMI, British Telecommunications PLC (BT) / U.K. National Health Service (NHS), BT / U.K. National Health Service (NHS) LSP — London, Celesio, DirecTV, District of Columbia, Eagle Global Logistics, ERCOT, Halliburton, HEIDELBERG, Hyundai, Kroger, Raytheon, Spar, Telekom Malaysia and TXU.

In addition, the following is a sampling of key customer announcements issued during the quarter:

•                  SeeBeyond was awarded a seven-year contract worth approximately $28 million by British Telecommunications PLC (BT) as part of the National Programme for IT within the UK’s National Health Service (NHS).

•                  Blue Cross Blue Shield of Massachusetts selected SeeBeyond as its Enterprise Integration Standard.

•                  Credit Andorra, the dominant bank of the Principality of Andorra, selected the SeeBeyond Integrated Composite Application Network (ICAN) Suite as its enterprise communication backbone.

•                  SeeBeyond was selected by Lockheed Martin as one of its key providers of enterprise integration. Expanding its relationship with SeeBeyond, Lockheed Martin selected the ICAN Suite 5.0 to further enable the enterprise-wide, real-time, business process management of its supply chain activities, as well as to create collaborative environments for its customers.

•                  With partners influencing approximately 48% of license revenue worldwide in the quarter, the Company saw continued traction from strategic partnerships including British Telecommunications PLC (BT), CSC and EDS in the first quarter.

•                  The Company has also received many industry analyst accolades during the quarter, validating both its vision and ability to provide leading-edge technology to its global customer base. For a sampling of reviews for the quarter from The Butler Group, Current Analysis and Gartner, please visit the following links:

Leading Industry Analyst Firm Ranks SeeBeyond’s Business Process Management Solution in Outperform Category:

•                  Butler Group Praises SeeBeyond for Excellent Product and Clear Vision
http://ir.seebeyond.com/phoenix.zhtml?c=63418&p=IROL-SingleRelease&t=NewsRelease&id=491542

Top Industry Analyst Firm Recognizes SeeBeyond as Leading Integration Vendor in Marketshare for Healthcare;

•                  SeeBeyond Dominates One of Fastest-Growing Vertical Software Markets Entering 2004
http://ir.seebeyond.com/phoenix.zhtml?c=63418&p=IROL-SingleRelease&t=NewsRelease&id=483617

Top Industry Analyst Firm Recognizes SeeBeyond as Marketshare Leader in Integration for Government Verticals;

•                  SeeBeyond Dominates One of Fastest-Growing Vertical Software Markets Entering 2004
http://ir.seebeyond.com/phoenix.zhtml?c=63418&p=IROL-SingleRelease&t=NewsRelease&id=487870

Leading Industry Analyst Firm Names SeeBeyond a Technology Leader in Integration and Web Services;

•                  Current Analysis, Fastest Growing Company in IT Research Industry, Recognizes SeeBeyond’s Vision and Execution
http://ir.seebeyond.com/phoenix.zhtml?c=63418&p=IROL-SingleRelease&t=NewsRelease&id=485897

Financial Outlook:

SeeBeyond projects second quarter 2004 revenue to be approximately $39.0 million. SeeBeyond also expects to be breakeven or profitable on a GAAP basis in the second quarter of 2004, and to achieve profitability on a GAAP basis for the full calendar year 2004.

The Company will review its first quarter 2004 financial performance today at 2:00 PM Pacific Daylight Time / 5:00 PM Eastern Daylight Time. The toll-free dial-in number for the call from within the U.S. and Canada is (800) 640-9765; international callers may dial (847) 413-4837. A simulcast of the conference call will be available on www.streetevents.com, and a rebroadcast following the completion of the call at www.seebeyond.com. An audio replay of the call will be available after the call until April 27th, at midnight EDT. The toll-free dial-in number for the replay from within the U.S. and Canada is (877) 213-9653; international callers may dial (630) 652-3041 using the access code: 8761169.

About SeeBeyond

Based on 14 years of software innovation and real-world experience in integrating systems across Global 2000 organizations, SeeBeyond (Nasdaq: SBYN) delivers the industry’s first fully integrated platform for the development and deployment of composite applications. Beyond eAI, the SeeBeyond® Integrated Composite Application Network (ICAN) Suite helps organizations rapidly assemble and deploy enterprise-scale end-user composite applications built on existing systems and infrastructure to dramatically improve business operations. SeeBeyond has approximately 1,900 customers worldwide, including ABB, ABN Amro, BHP Billiton, The Cleveland Clinic, The Dial Corporation, DuPont, Florida Power & Light, Fluor Daniel, Fujitsu, General Motors, Halliburton, Hertz Corporation, Hewlett-Packard, Pfizer, Samsung, Sprint, Sutter Health and UnitedHealth Group. For more information, please visit www.seebeyond.com.

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SeeBeyond is a registered trademark of SeeBeyond Technology Corporation. All other brands or product names are trademarks of their respective owners.

Forward-Looking Statements

This news release includes statements that are not historical in nature and as such are intended to be forward looking statements for purposes of the safe harbor provided by the Securities Litigation Reform Act. These statements, including those related to projected revenues, projected profitability on a quarterly and annual basis and the Company’s plans and expectations for the remainder of 2004 relating to gaining marketshare, are statements based on SeeBeyond’s current expectations, assumptions, estimates and projections, its industry and its future prospects. These statements are predictions, and actual events and results may differ materially from those forward-looking statements based on certain risks, including risks related to general economic conditions and, in particular, information technology spending; our sales cycle; our dependence on licensing revenue from our Business Integration Suite; our dependence on our strategic relationships with systems integrators and others; our international operations; market acceptance of SeeBeyond products and services, including SeeBeyond’s ICAN 5.0 suite, and the potential release of competitive products, among other factors. The forward-looking statements contained in this news release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission including its Annual Report filed on Form 10-K for the year ended December 31, 2003, and its quarterly reports on Form 10-Q. SeeBeyond does not undertake to update any forward-looking statements.

Contacts:

Barry Plaga	Andrea Williams
Executive Vice President & CFO	Vice President, Investor Relations
(626) 408-3100	(650) 622-2188
bplaga@seebeyond.com	awilliams@seebeyond.com

Kristi Rawlinson
Director of Public Relations
(214) 373-1519
krawlinson@seebeyond.com

SEEBEYOND Technology Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2004	2003
Revenues:
License	$10,880	$12,990
Services	10,510	11,232
Maintenance	13,047	11,600

Total revenues	34,437	35,822

Cost of revenues:
License	277	545
Services and maintenance	10,179	11,548

Total cost of revenues	10,456	12,093

Gross profit	23,981	23,729

Operating expenses:
Research and development	9,740	10,627
Sales and marketing	15,004	14,481
General and administrative	4,609	4,626
Amortization of sales and marketing warrants	(14)	111
Amortization of stock-compensation	97	101

Total operating expenses	29,436	29,946

Loss from operations	(5,455)	(6,217)
Other income (expense)
Interest and other, net	(285)	170

Loss before tax provision	(5,740)	(6,047)
Provision for income taxes	43	78

Net loss	$(5,783)	$(6,125)

Basic and diluted net loss per share	$(0.07)	$(0.07)
Number of shares used in calculating basic and diluted net loss per share	84,053	82,616

SEEBEYOND Technology Corporation

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2004	December 31, 2003
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$73,760	$70,135
Accounts receivable, net	24,288	34,333
Prepaid expenses and other current assets	4,503	4,596

Total current assets	102,551	109,064
Property and equipment, net	14,874	15,224
Goodwill	1,391	1,391
Other assets	1,995	2,068

Total assets	$120,811	$127,747
Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$6,546	$5,120
Accrued expenses	18,524	21,938
Deferred revenues	31,676	31,221
Equipment line and advance payable — current portion	2,309	3,097
Capital lease payable — current portion	317	310

Total current liabilities	59,372	61,686
Equipment line and advance payable	—	—
Capital lease payable	447	515

Total liabilities	59,819	62,201
Commitments and contingencies
Stockholders’ equity:
Common stock, $.0001 par value — 200,000,000 shares authorized; 86,144,860 share issued and 84,278,522 shares outstanding as of March 31, 2004 and 85,548,522 shares issued and 83,826,520 shares outstanding as of December 31, 2003	8	8
Additional paid-in capital	223,865	222,539
Treasury stock	(4,276)	(3,632)
Deferred stock compensation	—	(47)
Accumulated other comprehensive loss	1,116	616
Accumulated deficit	(159,721)	(153,938)

Total stockholders’ equity	60,992	65,546

Total liabilities and stockholders’ equity	$120,811	$127,747

SEEBEYOND Technology Corporation

CONSOLIDATED STATEMENTS OF CASH FLOW

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2004	2003
Cash flows from operating activities:
Net loss	$(5,783)	$(6,125)
Adjustments to reconcile net loss to net
cash used in operating activities:
Gain on disposal of fixed assets	—	(30)
Depreciation and amortization	1,250	1,435
Provision for doubtful accounts receivable	383	84
Amortization of sales and marketing warrants	(14)	111
Amortization of stock-based compensation	97	101
Changes in assets and liabilities:
Accounts receivable	9,662	(320)
Prepaid expenses and other current assets	93	1,043
Accounts payable	1,426	(1,829)
Accrued compensation and related expenses	(3,414)	(2,002)
Deferred revenues	455	1,885

Net cash provided by (used in) operating activities:	4,155	(5,647)

Cash flows from investing activities:
Purchases of property and equipment	(900)	(400)
Other	73	(704)

Net cash used in investing activities	(827)	(1,104)

Cash flows from financing activities:
Net repayments on bank lines of credit	(788)	(787)
Repayments of capital lease obligation	(61)	(14)
Proceeds from issuance of common stock pursuant to employee stock option plan	1,290	216
Payments for purchase of common stock	(644)	—

Net cash used in financing activities	(203)	(585)

Effect of exchange rate changes on cash and cash equivalents	500	(164)

Net increase (decrease) in cash and cash equivalents	3,625	(7,500)
Cash and cash equivalents at beginning of the period	70,135	94,114

Cash and cash equivalents at end of the period	$73,760	$86,614